Exhibit 10.2

EXECUTIVE CONSULTING ADVISORY AGREEMENT

This EXECUTIVE CONSULTING ADVISORY AGREEMENT and the Exhibits attached hereto (the “Agreement”), made and effective as of March 17, 2014 (the “Effective Date”), set forth the terms and conditions relating to the consulting services to be provided by Elizabeth M. Braham (“Adviser”) to Epiq Systems, Inc. (“Company”).  This Agreement supersedes all prior or contemporaneous understandings, agreements, discussions or negotiations, whether written or oral, concerning the subject matter of this Agreement.  However, this Agreement and the compensation provided herein are expressly conditioned upon the execution and full compliance by Adviser and Company with the Executive Resignation Agreement and General Release of Claims with the Company (the “Resignation and Release Agreement”).

In consideration for the parties’ mutual promises contained in this Agreement, the parties hereby agrees to the following:

1)    SERVICES.  Adviser agrees to provide the services described in Exhibit A attached hereto and incorporated herein (“Services”) to Company.

2)    TERM AND TERMINATION.  The term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect until the sooner of: (i) Friday, November 28, 2014; (ii) termination by either party for Cause (as defined below); or as otherwise set forth in Exhibit A. “Cause” shall mean the following:  (i) for purposes of the Company’s termination of this Agreement, Cause shall mean Adviser’s failure at any time to perform the Services; and (ii) for the purposes of the Adviser’s termination of this Agreement, Cause shall mean Company’s failure to provide the Fees provided in Exhibit A or if the current Chairman and Chief Executive Officer of the Company is no longer the Chairman and/or Chief Executive Officer. Notice of termination for Cause by either party to this Agreement shall be provided pursuant to Section 12, provided that such termination notice shall provide at least fifteen (15) days from receipt of the notice for the allegedly breaching party to cure the purported breach (if curable), otherwise termination shall be effective at the end of such fifteen (15) day period.

3)    COMPENSATION.  The amounts set forth in Exhibit A (“Fees”) shall constitute compensation in full for the Services.  Company will pay the Fees to Adviser in accordance with the terms specified in Exhibit A.

4)    INDEPENDENT CONTRACTOR.  As a material condition of this Agreement, at all times during the term hereof and throughout the course of performing Services hereunder, Adviser shall be an independent contractor with respect to Company and not an employee, partner or in joint venture with Company.  Adviser will not be eligible for any of Company’s employee benefits, nor will Company: (i) make deductions from Adviser’s fees for FICA; (ii) make state or federal unemployment insurance contributions on behalf of Adviser; (iii) withhold state or federal income tax from payments to Adviser; (iv) make disability insurance contributions on behalf of Adviser; (v) obtain workers’ compensation insurance on behalf of Adviser; or (vi) provide health insurance for Adviser.  Company shall neither have nor exercise control, direction or supervision over the professional judgment, manner, location or methods by which Adviser performs the Services; provided, however, that the Services shall be provided in a manner consistent with the provisions of this Agreement, and at no time less than commercially reasonable. All Services will be provided by telephone, express mail, email and other electronic means and shall not require Adviser’s physical presence in the Company’s executive offices or at any other Company location.

In addition, Adviser acknowledges and agrees that Adviser is obligated to report as income all compensation received by Adviser pursuant to this Agreement, and, to the extent permitted by applicable law, Adviser agrees to indemnify Company and hold it harmless to the extent of any employment tax liabilities

Epiq Confidential

incurred by Company which are attributable to Adviser, except to the extent caused by Company.

Except as provided in Section 14, Adviser is free to accept employment and perform services for other businesses or persons during Adviser’s engagement by the Company subject to the terms and conditions of the Resignation and Release Agreement and the continuing obligations set forth in the Employment Agreement (as defined in the Resignation and Release Agreement).

If Company provides to Advisor in the performance of her duties under this Agreement any document containing Confidential Information (as that term is used in the Resignation and Release Agreement), Advisor shall promptly, upon the expiration of the term of this Agreement, return all hard copies of such document and delete and/or destroy all electronic copies of such document, and shall not retain any copies.  In the event that Advisor subsequently discovers that she inadvertently retained any such document following the term of this Agreement, Advisor shall promptly comply with the procedures for the return, deletion, or and/or destruction of such documents as provided by the Resignation and Release Agreement.

5)    ADVISER’S REPRESENTATIONS AND COVENANTS.  Adviser represents and warrants that Adviser’s retention as an Adviser by Company hereunder and Adviser’s performance of all the terms of this Agreement does not and will not breach any agreement with any third party, including, but not limited to, an agreement on behalf of Adviser not to disclose or use any confidential or proprietary information acquired by Adviser from third parties prior to Adviser’s retention as an Adviser by Company.  Adviser agrees that Adviser has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement.

As material consideration for this Agreement, Adviser represents and warrants that Adviser shall not provide, make available or disclose to Company, or use in the performance of the Services to Company hereunder, any confidential, proprietary or trade secret information of any third party which is not generally available to the public, unless Adviser has obtained written authorization for its possession, use and/or disclosure.

6)    ARBITRATION.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS. THE PARTIES AGREE THAT ANY DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION TO BE HELD IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), WHICH ARBITRATION SHALL BE CONDUCTED AND HELD BEFORE ONE ARBITRATOR TO BE MUTUALLY AGREED IN THE KANSAS CITY AREA.  IF THE PARTIES CANNOT MUTUALLY AGREE ON SUCH ARBITRATOR WITHIN THIRTY (30) DAYS AFTER AAA PROVIDES THE PARTIES WITH A LIST OF POTENTIAL ARBITRATORS, THEN AAA SHALL APPOINT THE ARBITRATOR.  THE PARTIES AGREE THAT BY ENTERING INTO THIS AGREEMENT, THAT THE PARTIES ARE WAIVING A RIGHT TO TRIAL BY JURY.  THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION.  JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT OF COMPETENT JURISDICTION.  EPIQ WILL PAY:  (1) AAA’S FILING AND OTHER ADMINISTRATIVE FEES (LESS $100); (2) THE ARBITRATOR’S FEE AND REASONABLE TRAVEL EXPENSES; AND (3) THE COST OF RENTING AN ARBITRATION HEARING ROOM. ADVISER WILL PAY $100 TOWARD SUCH FILING AND ADMINISTRATIVE COSTS TO EPIQ (UPON REQUEST BY ADVISER, THE ARBITRATOR MAY DETERMINE THAT THE FEE SHOULD BE REFUNDED TO ADVISER).  EACH PARTY SHALL PAY ITS OR HIS OR HER OWN EXPERTS’ AND/OR ATTORNEYS’ FEES, UNLESS THE ARBITRATOR AWARDS REASONABLE EXPERTS’ AND/OR ATTORNEYS’ FEES AS A “PREVAILING PARTY” UNDER APPLICABLE LAW.  EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY’S LIKE PROMISE.  IN THE EVENT IT BECOMES NECESSARY FOR ANY AGGRIEVED PARTY TO BRING LEGAL ACTION AGAINST THE OTHER PARTY TO ENFORCE THE TERMS OF

THIS AGREEMENT, WHETHER FOR INJUNCTIVE RELIEF OR DAMAGES, THE PARTIES AGREE THAT THE PREVAILING PARTY IN SUCH ACTION (IN WHOLE OR IN PART) SHALL BE ENTITLED TO RECOVER ITS COSTS AND EXPENSES INCURRED IN SUCH ACTION, INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES FROM THE NON-PREVAILING PARTY.  THE PARTIES ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS AGREEMENT TO ARBITRATE CLAIMS ARISING UNDER THIS AGREEMENT SHALL BE CONSTRUED AS THE PARTIES’ AGREEMENT TO ARBITRATE CLAIMS ARISING UNDER THE RESIGNATION AND RELEASE AGREEMENT.

7)    ASSIGNMENT. Adviser may not assign this Agreement.  Adviser agrees that this Agreement shall be binding upon Adviser, and shall inure to the benefit of Company, its successors and assigns.

8)    AMENDMENT, WAIVER.  This Agreement may be amended, modified, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument executed by each party, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

9)    NO STRICT CONSTRUCTION.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

10)  VALIDITY.  If any provision of this Agreement, or part thereof, shall be declared invalid, illegal or unenforceable, such provision or part thereof shall be severed and all remaining provisions shall continue in full force and effect.

11)  APPLICABLE LAW.  Adviser agrees to comply with all applicable governmental laws, ordinances, rules and regulations (“Laws”) applicable to Adviser’s Services under this Agreement and the performance thereof.

12)  NOTICES.  All notices or other communications hereunder shall be in writing and shall be (a) delivered personally, or (b) delivered by a reputable overnight courier to the following:

To Company:

Epiq Systems, Inc.

Legal Department

501 Kansas Avenue

Kansas City, KS 66105

To Adviser:

Elizabeth Braham

10309 West 140th Street

Overland Park, KS 66221

Email:  betsybraham@gmail.com

13)  EXECUTION.  If this Agreement as written is satisfactory to Adviser, it is requested that Adviser execute and return the original to Epiq Systems, Inc., Legal Department, 501 Kansas Avenue, Kansas City, KS 66105.  This Agreement shall not be effective unless and until it is duly executed by an authorized representative of Company. This Agreement and the compensation provided herein are expressly conditioned upon the parties’ execution and full compliance with the Resignation and Release Agreement. Following execution by Company, a copy will be returned to Adviser for Adviser’s files.

14)  GENERAL.  Adviser is a former executive officer of the Company and has entered into the Resignation and Release Agreement.  Adviser hereby acknowledges and agrees that the Post-Termination Obligations as defined and contained in the Resignation and Release Agreement are in full force and effect and that nothing in this Agreement modifies, amends or supersedes such Post-Termination Obligations.  A failure to execute the Resignation and Release Agreement by Adviser and Company will immediately render this Agreement void. A breach of the Resignation and Release Agreement by Company will constitute Company’s breach of this Agreement, relieve Adviser from any obligation to perform any responsibilities otherwise required by this Agreement, and will automatically terminate this Agreement.  A breach of the Resignation and Release Agreement by Adviser will constitute Adviser’s breach of this Agreement, relieve Company from any obligation to perform any responsibilities otherwise required by this Agreement and will automatically terminate this Agreement.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT IN ITS ENTIRETY, AND HAVE BEEN ADVISED BY THIS AGREEMENT TO RECEIVE INDEPENDENT LEGAL ADVICE.  I AM SATISFIED THAT I UNDERSTAND IT COMPLETELY, AND I AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.  I EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

ACKNOWLEDGED AND AGREED:

ADVISER

Signature:	/s/ Elizabeth Braham

Print:	Elizabeth Braham

Date:	3-14-2014

EPIQ SYSTEMS, INC.

Signature:	/s/ Brad D. Scott

Print:	Brad D. Scott

Title:	Executive Vice President

Date:	March 14, 2014

EXHIBIT A

Description of Work and Fees for Services

1)             The Services to be performed by Adviser are:  Upon request by Company’s current Chairman/Chief Executive Officer or designee, which shall exclusively be Company’s Chief Financial Officer, Senior Vice President, Finance, or Chief Legal Officer, from time to time, provide advice to such persons on those Company matters Adviser had knowledge of or involvement with, both generally and specifically, through Adviser’s prior employment with Company.  Adviser shall provide such advice within a commercially reasonable time following each such request and such advice shall be limited to no more than sixteen (16) hours per month, which shall be pro-rated for partial months.  Adviser will not be involved in the day-to-day financial or operating activities of the Company.  All Services will be provided by telephone, express mail, email and other electronic means and shall not require Adviser’s physical presence in the Company’s executive offices or at any other Company location.

2)             Fees for Services:  The fees for the Services set forth in paragraph 1 above shall be:  (i) $4,408.00 for March 17, 2014 through March 31, 2014; and (ii) $8,824.00 per month for April 1, 2014 through November 28, 2014, each payable on the last business day of each month; provided that if this Agreement is terminated by the Company for Cause or it becomes void during any month, then Adviser shall be paid pro-rata for such monthly Services up to the date of such termination.

3)             Other.  If this Agreement is terminated by the Adviser for Cause before December 12, 2014, then this Agreement and Adviser’s Services to the Company under this Agreement shall immediately terminate, provided that (i) if such termination is a result of Company’s failure to provide Adviser the Fees under this Agreement (provided Adviser is not in breach of this Agreement), the Company agrees that all Fees Adviser would have otherwise received through successful completion of the term of this Agreement shall are accelerated and immediately payable within thirty (30) calendar days following such termination; or (ii) if such termination is a result of the current Chairman and Chief Executive Officer of the Company no longer being either the Chairman and/or Chief Executive Officer, then Adviser shall only be entitled to the Fees through such date of termination.

4)             In the event this Agreement is breached:  (i) by Company because Company has breached the Resignation and Release Agreement, then this Agreement shall be automatically terminated and Adviser shall be paid Fees through such termination date; or (ii) by Adviser because Adviser has breached the Resignation and Release Agreement, then this Agreement shall be automatically terminated and Adviser shall be paid Fees through such termination date.